                                                                    Exhibit 99.1

                                                                       MANORCARE
                                                                    News Release
FOR IMMEDIATE RELEASE

CONTACT:
Geoffrey G. Meyers, Chief Financial Officer
419/252-5545
e-mail:  gmeyers@hcr-manorcare.com


                      MANOR CARE REPORTS EARNINGS PER SHARE
                          OF 33 CENTS FOR FIRST QUARTER

      TOLEDO, Ohio, April 25, 2003 -- Manor Care, Inc. (NYSE:HCR) announced today that diluted first-quarter 2003 earnings per share were 33 cents, consistent with guidance provided to Wall Street early in the quarter and equaling the 33 cents per share before cumulative effect adjustment reported in the first quarter of 2002. Earnings per share were 32 cents in 2002 after cumulative effect.
      Net revenues for the first quarter of 2003 were $731 million, compared with $716 million for the year-ago quarter. Net income for the 2003 first quarter was $31 million, compared with $34 million before cumulative effect in the 2002 first quarter ($32 million after cumulative effect).
      Paul A. Ormond, Manor Care chairman, president and CEO, said, "In the 2003 first quarter, we were able to achieve revenue growth over last year's first quarter, a quarter that still benefited from results from our Mesquite, Texas hospital (divested in April 2002) and a significantly higher Medicare reimbursement rate. As has been the trend for many quarters, our successes going into the new year generated substantial cash flow from operations, totaling more than $80 million for the first quarter. This was supported by more favorable cost trends that resulted in wage rate increases that now average less than 5 percent, and agency use that was less than half its year-ago level."
      Early in the 2003 second quarter, Manor Care put in place a new financing package to replace its credit facility expiring in September. A three-year $200 million bank credit facility was negotiated with a group of banks. In addition, Manor Care completed the

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Manor Care Reports Earnings, Page 2

sale of $200 million of 10-year Senior Notes with a 6.25% coupon and the sale of $100 million of 2.125% 20-year Convertible Senior Notes with a conversion rate 60 percent higher than the company's closing stock price on the day preceding the offering date. The company's board of directors also authorized another $100 million for share repurchase, which is in addition to the $100 million announced in January 2003. During the first quarter, $33 million of shares were repurchased, and combined with those purchased so far in the second quarter, more than $100 million of shares have been repurchased the first four months of this year. "We expect to continue to aggressively purchase shares with proceeds from the Convertible Senior Notes, as well as from cash generated from operations," Mr. Ormond said. "But as conditions merit, we will also evaluate other opportunities for the use of our cash, including selected acquisitions.
      "Obviously, the significant reduction in Medicare reimbursement rates six months ago has reduced revenues, and the lack of action in Washington is an ongoing frustration. But that has not blunted successes on other fronts." In the 2003 first quarter, Manor Care:
    - Continued to improve its skilled nursing center occupancy, which is at a three-year high, and the mix of Medicare and private pay/insurance revenues.
    - Realized Medicaid rate increases of about 5 percent compared to last year's quarter.
    - Continued to achieve growth in its home health and hospice business, with operating income growth outpacing revenue growth.
    -    Paid down nearly $30 million of debt.
    - Acquired a nursing center the company was leasing and completed two nursing home expansions. One expansion was begun, for a total of 15 in progress at the end of the first quarter.

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Manor Care Reports Earnings, Page 3

      "While we have been encouraged by initiatives in several states and at the national level to curb patient liability claim trends by enacting a measure of tort reform, costs at this time remain at a high, but stable, level," Mr. Ormond said. "The initiatives in key states such as Florida, Ohio, Pennsylvania and Texas are showing that legislators are beginning to understand that exorbitant jury awards are hindering efforts to improve the quality of care and hiring and retaining quality staff, not helping with these efforts.
      "Our employees remain steadfast in their commitment to provide the level of care needed and deserved by our residents. We will continue to fight for the level of reimbursement that will enable us and others in our industry to provide access to care for those most in need. At the same time, we will continue our actions on a variety of other fronts to increase occupancy, improve our quality mix of patients, grow complementary businesses along our continuum of care and better manage those costs we can control."
      At 9:00 a.m. Eastern Time today, Manor Care will hold a conference call to discuss the company's results and performance for the 2003 first quarter. The toll-free number for the call is 1-888-634-8435. Callers to this number will be able to listen to the company's discussion and have the opportunity to ask questions. The call will also be webcast live in the Investor Information section of Manor Care's website www.hcr-manorcare.com. For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the live call. To access the rebroadcast, dial 1-800-642-1687. The conference ID number is 9639522. A recording of the call will also be available on Manor Care's website.
      Manor Care, Inc., through its operating group HCR Manor Care, is the leading owner and operator of long-term care centers in the United States. The company's 61,000 employees provide high-quality care for patients, residents and clients through a network of more than 500 long-term care centers, assisted living facilities, outpatient rehabilitation clinics, and home health care and hospice offices. Alliances and other ventures supply high-quality pharmaceutical products and management services for professional organizations. The company operates primarily under the respected

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Manor Care Reports Earnings, Page 4

Heartland, ManorCare and Arden Courts names. Manor Care is committed to being the preeminent care provider in the industry. Shares are traded on the New York Stock Exchange under the ticker symbol HCR.
      Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the company to differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by the company with the Securities and Exchange Commission and include changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs, changes in the competitive marketplace, and changes in current trends in the cost and volume of general and professional liability claims. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.


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Manor Care Reports Earnings, page 5

Manor Care, Inc.
Consolidated Statements of Income (unaudited)

----------------------------------------------------------------------------------------------------------

                                                                      Three months ended March 31,
                                                                         2003              2002
----------------------------------------------------------------------------------------------------------
                                                            (In thousands, except earnings per share)

Revenues                                                             $730,520           $715,987
Expenses
    Operating                                                         611,487            590,330
    General and administrative                                         30,709             29,927
    Depreciation and amortization                                      31,674             31,769
                                                                     --------           --------
                                                                      673,870            652,026
                                                                     --------           --------

Income before other income (expenses) and income taxes                 56,650             63,961

Other income (expenses):
    Interest expense                                                   (8,875)            (9,944)
    Gain (loss) on sale of assets                                         189               (944)
    Equity in earnings of affiliated companies                          1,541                736
    Interest income and other                                             701                609
                                                                     --------           --------
    Total other expenses, net                                          (6,444)            (9,543)
                                                                     --------           --------

Income before income taxes                                             50,206             54,418
Income taxes                                                           19,078             20,679
                                                                     --------           --------
Income before cumulative effect                                        31,128             33,739
Cumulative effect of change in accounting for goodwill                                    (1,314)
                                                                     --------           --------
Net income                                                           $ 31,128           $ 32,425
                                                                     ========           ========

Earnings per share - basic and diluted:
    Income before cumulative effect                                  $    .33           $    .33
    Cumulative effect                                                                       (.01)
                                                                     --------           --------
    Net income                                                       $    .33           $    .32
                                                                     ========           ========

Weighted average shares:
    Basic                                                              93,659            101,094
    Diluted                                                            94,504            102,146





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Manor Care Reports Earnings, page 6

Manor Care, Inc.
Condensed Consolidated Balance Sheets (unaudited)

----------------------------------------------------------------------------------------------------------------
                                                                      March 31,                  December 31,
                                                                        2003                        2002
----------------------------------------------------------------------------------------------------------------
                                                                             (In thousands)

Cash                                                                 $    16,044                $    30,554
Other current assets                                                     468,639                    480,263
Property and equipment                                                 1,538,005                  1,534,339
Other                                                                    263,923                    261,776
                                                                     -----------                -----------
Total assets                                                         $ 2,286,611                $ 2,306,932
                                                                     ===========                ===========

Current liabilities                                                  $   367,473                  $ 641,864
Long-term debt                                                           608,923                    373,112
Other long-term liabilities                                              294,833                    275,909
Shareholders' equity                                                   1,015,382                  1,016,047
                                                                     -----------                -----------
Total liabilities and shareholders' equity                           $ 2,286,611                $ 2,306,932
                                                                     ===========                ===========
Shares outstanding                                                        93,457                     95,052
YTD shares repurchased $33.1 million                                       1,775



------------------------------------------------------------------------------------------------------------------

Selected Statistics (unaudited)

-----------------------------------------------------------------------------------------------------------------
                                                                             Quarter ended March 31,
                                                                          2003                     2002
-----------------------------------------------------------------------------------------------------------------

Occupancy                                                                     88%                      87%
Revenue allocation:
    Private and other                                                         36%                      36%
    Medicare                                                                  32%                      32%
    Medicaid                                                                  32%                      32%
    Quality Mix                                                               68%                      68%
Per Diems:
    Private and other (excluding assisted living)                        $188.90                  $180.37
    Private and other (assisted living)                                  $104.45                   $99.75
    Medicare                                                             $310.30                  $332.97
    Medicaid                                                             $128.28                  $121.46

Number of Facilities:
    Skilled nursing facilities                                               296                      298
    Assisted living facilities:
        Springhouses                                                          16                       16
        Arden Courts                                                          54                       52
                                                                             ---                      ---
        Total                                                                 70                       68
                                                                             ===                      ===

Number of Beds:
    Skilled nursing facilities                                            41,205                   41,450
    Assisted living facilities                                             5,457                    5,370

Outpatient therapy clinics                                                    92                       94
Home health offices                                                           88                       88

Skilled nursing facility wage rate increases
  first quarter 2003 to 2002                                                  4%

Cash flow from operations (in millions):                                     $81                      $96

Capital Expenditures (in millions):
    Maintenance and renovations                                              $21                      $17
    New construction                                                          $3                       $6


HCR-PR03-6                   -30-                                     4/25/03rr